HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2005	April 30, 2005	July 31, 2004(a)
Net revenue	$20,759	$21,570	$18,889

Costs and expenses:
Cost of sales	15,942	16,429	14,545
Research and development	863	890	877
Selling, general and administrative	2,761	2,933	2,621
Amortization of purchased intangible assets	168	151	146
Restructuring charges	112	4	9
Acquisition-related charges	--	--	6
In-process research and development charge	--	--	28

Total costs and expenses	19,846	20,407	18,232

Earnings from operations	913	1,163	657

Interest and other, net	119	(87)	20
(Losses) gains on investments	(6)	3	1
Dispute settlement	7	--	--

Earnings before taxes	1,033	1,079	678

Provision for taxes	960	113	92

Net earnings	$73	$966	$586

Net earnings per share:
Basic	$0.03	$0.33	$0.19
Diluted	$0.03	$0.33	$0.19

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,873	2,886	3,037
Diluted	2,907	2,917	3,057

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Nine months ended July 31,
	2005	2004(a)
Net revenue	$63,783	$58,516

Costs and expenses:
Cost of sales	48,908	44,418
Research and development	2,631	2,690
Selling, general and administrative	8,398	7,864
Amortization of purchased intangible assets	486	438
Restructuring charges	119	101
Acquisition-related charges	--	30
In-process research and development charge	--	37

Total costs and expenses	60,542	55,578

Earnings from operations	3,241	2,938

Interest and other, net	57	33
(Losses) gains on investments	(27)	5
Dispute settlement	(109)	(70)

Earnings before taxes	3,162	2,906

Provision for taxes	1,180	500

Net earnings	$1,982	$2,406

Net earnings per share:
Basic	$0.69	$0.79
Diluted	$0.68	$0.78

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,889	3,043
Diluted	2,919	3,077

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	July 31, 2005	October 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$14,445	$12,663
Short-term investments	99	311
Accounts receivable, net	8,764	10,226
Financing receivables, net	2,578	2,945
Inventory	6,644	7,071
Other current assets	9,172	9,685

Total current assets	41,702	42,901

Property, plant and equipment, net	6,430	6,649

Long-term financing receivables and other assets	7,431	6,657

Goodwill and purchased intangibles, net	19,853	19,931

Total assets	$75,416	$76,138

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,070	$9,377
Notes payable and short-term borrowings	2,375	2,511
Employee compensation and benefits	1,977	2,208
Taxes on earnings	2,600	1,709
Deferred revenue	3,615	2,958
Accrued restructuring	197	193
Other accrued liabilities	9,341	9,632

Total current liabilities	29,175	28,588

Long-term debt	3,397	4,623
Other liabilities	5,458	5,363

Stockholders' equity	37,386	37,564

Total liabilities and stockholders' equity	$75,416	$76,138

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31, 2005	April 30, 2005	July 31, 2004(a)
Net revenue:

Enterprise Storage and Servers	$3,999	$4,184	$3,333
HP Services	3,837	3,984	3,483
Software	249	277	225

Technology Solutions Group	8,085	8,445	7,041

Imaging and Printing Group	5,913	6,390	5,648
Personal Systems Group	6,386	6,369	5,904
Financing	489	544	488
Corporate Investments	143	123	113

Total segments	21,016	21,871	19,194

Eliminations of intersegment net revenue and other	(257)	(301)	(305)

Total HP Consolidated	$20,759	$21,570	$18,889

Earnings from operations:

Enterprise Storage and Servers	$150	$184	$(211)
HP Services	256	292	314
Software	(40)	(6)	(48)

Technology Solutions Group	366	470	55

Imaging and Printing Group	771	814	836
Personal Systems Group	163	147	23
Financing	58	58	42
Corporate Investments	(37)	(51)	(52)

Total segments	1,321	1,438	904

Corporate and unallocated costs and eliminations	(128)	(120)	(58)
Restructuring charges	(112)	(4)	(9)
Amortization of purchased intangible assets	(168)	(151)	(146)
Acquisition-related charges	--	--	(6)
In-process research and development charges	--	--	(28)
Interest and other, net	119	(87)	20
(Losses) gains on investments	(6)	3	1
Dispute settlement	7	--	--

Total HP Consolidated Earnings Before Taxes	$1,033	$1,079	$678

(a)	HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Nine months ended July 31,
	2005	2004(a)
Net revenue:

Enterprise Storage and Servers	$12,230	$10,994
HP Services	11,636	10,167
Software	766	653

Technology Solutions Group	24,632	21,814

Imaging and Printing Group	18,370	17,656
Personal Systems Group	19,628	18,082
Financing	1,588	1,398
Corporate Investments	381	330

Total segments	64,599	59,280

Eliminations of intersegment net revenue and other	(816)	(764)

Total HP Consolidated	$63,783	$58,516

Earnings from operations:

Enterprise Storage and Servers	$405	$61
HP Services	829	907
Software	(86)	(149)

Technology Solutions Group	1,148	819

Imaging and Printing Group	2,517	2,755
Personal Systems Group	457	128
Financing	161	106
Corporate Investments	(139)	(136)

Total segments	4,144	3,672

Corporate and unallocated costs and eliminations	(298)	(128)
Restructuring charges	(119)	(101)
Amortization of purchased intangible assets	(486)	(438)
Acquisition-related charges	--	(30)
In-process research and development charges	--	(37)
Interest and other, net	57	33
(Losses) gains on investments	(27)	5
Dispute settlement	(109)	(70)

Total HP Consolidated Earnings Before Taxes	$3,162	$2,906

(a)	HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.